UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

DORIAN LPG LTD.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-36437	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): 203-978-1234

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, Eric Fabrikant and Nigel D. Widdowson resigned from the Board of Directors (the "Board") of Dorian LPG Ltd. (the "Company"), effective immediately.  There was no disagreement between Mr. Fabrikant or Mr. Widdowson and the Company on any matter relating to the Company's operations, policies, or practices.

On May 1, 2015, the Board reduced its size to ten directors and appointed Christina Tan to the Board.  Ms. Tan, age 62, is an Executive Director of the MTM Group and has been an officer with the MTM Group for over 30 years, performing a variety of roles including finance and chartering, and has also been a board member of Northern Shipping Funds since 2008.

Ms. Tan will serve as a Class I Director, which class will stand for re-election at the 2017 annual meeting of stockholders of the Company.

The Board has determined that Ms. Tan qualifies as an "independent director" as such term is defined in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended, and meets the independence standards set forth in Section 303A.02 of the New York Stock Exchange Listing Manual.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORIAN LPG LTD.
(registrant)

Dated: May 7, 2015	By:	/s/ Theodore B. Young
Theodore B. Young
Chief Financial Officer